Exhibit 99.1

      [LOGO OF CASE CORPORATION]

      For more information, contact:

      William B. Masterson
      (414) 636-5793

      For immediate release


               NEW HOLLAND, CASE TO FORM LEADING GLOBAL EQUIPMENT COMPANY, NEW HOLLAND-PARENT FIAT TO HOLD MAJORITY 71 PERCENT INTEREST

               O NEW $12 BILLION COMPANY WILL HAVE THE BROADEST GLOBAL REACH IN THE INDUSTRY

               O CASE SHAREHOLDERS TO RECEIVE $55 PER SHARE THROUGH A CASH MERGER TRANSACTION RECOMMENDED BY CASE BOARD OF DIRECTORS

               O PRODUCT, BUSINESS AND DISTRIBUTION STRENGTHS OF NEW HOLLAND AND CASE CREATE STRONGER ENTERPRISE TO BENEFIT CUSTOMERS, DEALERS AND SHAREHOLDERS

               O OPPORTUNITIES FOR GROWTH WILL COME FROM NEW AGRICULTURAL EQUIPMENT MARKETS, CONSTRUCTION EQUIPMENT AND FINANCIAL SERVICES

               O POTENTIAL FOR $400-500 MILLION IN ANNUAL COST SAVINGS WITHIN 3 TO 4 YEARS

               O  WORLD-CLASS BRANDS OF BOTH COMPANIES TO BE MAINTAINED



          Racine, Wisconsin, and Amsterdam, The Netherlands (May 17, 1999) - New Holland N.V. (NYSE:NH) and Case Corporation (NYSE:CSE) will join together to form a nearly $12 billion global equipment company in a cash merger transaction which values the equity of Case at approximately $4.3 billion. Under the agreement, which is being recommended by the board of directors of Case to its shareholders and is fully supported by Fiat, a new Group would be created with Fiat retaining a 71 percent controlling interest. Case shareholders would receive $55 per share in cash from New Holland N.V. New Holland N.V. will fund the





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transaction by issuing debt and equity. The transaction is subject to regulatory and Case shareholder approvals.

            Jean-Pierre Rosso, Case chairman and chief executive officer, will become chairman and chief executive officer of the combined company. Umberto Quadrino, New Holland chief executive officer, will serve as the board's co-chairman over a transition period. Together with Rosso, he will lead the committee that will ensure an aggressive, well-managed integration of the cultures and operations of the two companies.

            "We are creating a new company with an extraordinary range of products and services that will meet the needs of more customers around the world than any other equipment company, while also capturing the significant synergies of a company of this scale and scope," Rosso said. "Through our combined resources and strengths, we will have the capabilities to lead the technological changes and emerging market opportunities that are developing throughout our industry today."

            "We are elated by this opportunity to create a new company with unparalled global reach in the equipment industry," said Quadrino. "The management of both Case and New Holland have pursued a strategy of geographic and product balance, and now, together, we will build a truly balanced global company with the potential to lead the industry through better efficiencies and synergies. Participating in this challenge, New Holland and Case employees will enjoy greater opportunities for professional development."

PRODUCTS, DISTRIBUTION AND BUSINESS MIX OF TWO COMPANIES COMPLEMENTARY

            The two companies are a good match. New Holland's and Case's product line strength, geographic sales distribution and business mix are complementary. Similarly, both companies have different technological expertise that can be applied to both product lines.

            In North American agriculture, for example, Case's high horsepower tractors have a substantial presence in the large cash grain customer segment, while New Holland's smaller tractors lead the industry in the traditional agriculture, livestock and dairy segments. Outside North America, New Holland leads the industry in Europe, and has a strong position in Brazil, Africa and the Middle East, Japan and Southeast Asia, with exciting new ventures underway in India and China, while Case is well established in Latin America, Eastern Europe, and the Former Soviet Union.

            In the North American construction industry, the Case loader backhoe is a major player, while recent actions have substantially strengthened the Case position in heavy equipment. With the recent acquisition of O&K, New Holland has moved into second place in Europe, has strengthened its position in Latin America and has just launched a full line of construction equipment in North America.





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            In addition, both companies have developed profitable and
fast-growing financial services operations, serving their customers and dealers in established and new markets alike, while offering tremendous opportunities for growth around the world.

POTENTIAL FOR $400-$500 MILLION IN ANNUAL SAVINGS WITHIN 3 TO 4 YEARS

            At the same time, there exists enormous potential for operating synergies, which can be achieved through integrated production, purchasing, and support activities. These savings are expected to reduce the companies' total cost base by $400-$500 million annually within three to four years.

            The savings generated will drive the growth strategy for the new, combined company. In agricultural equipment, growth will be achieved through coordinated expansion into new markets. Perhaps the greatest potential for growth for the combined company lies in construction equipment and financial services. In construction equipment, products will be offered through the various distribution channels, creating an even greater degree of balance between the construction and agricultural sides. In financial services, the new company will also emphasize the continued expansion of its financial services business, both in terms of traditional and new markets as well as a wider range of services available to dealers and customers.


BRANDS AND DISTRIBUTION TO BE STRENGTHENED

            The brand equities of both companies will be preserved and the combined companies' distribution network will be strengthened. The new Group will be equal to the market leader in agriculture and third in the construction industry.

            The combined companies will bring a broader array of world-class products and services to customers around the world. Longer term, the combined strength of the respective R&D organizations will provide customers with innovative products and services to enhance their productivity well into the 21st century.

            The financial advisors on the transaction were Goldman Sachs International for New Holland, Credit Suisse First Boston for Case, and Lazard Freres & Co. LLC for Fiat.






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            In 1998, Case Corporation reported consolidated net revenues of $6.1 billion, while New Holland reported revenues of $5.7 billion. Case operates through approximately 4,900 independent dealers and distributors and employs 17,700 people. New Holland has approximately 6,100 dealers and 21,300 employees, including O&K.

This press release contains forward looking statements with respect to the financial condition, results of operations and business of New Holland N.V. and Case Corporation, including statements relating to the cost savings that will be realized from the integration of the two companies. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: expected cost savings from the transaction cannot be fully realized or realized within the expected time; competitive pressures in the industries in which the companies compete intensify; changes in general economic or capital market conditions, or in the agricultural or construction equipment businesses in particular, adversely affect the companies operations; legislative or regulatory requirements or changes adversely affect the businesses of the companies; or costs relating to the integration of the companies are greater than expected. Further information concerning factors that could affect expected results or New Holland N.V. and Case Corporation are included in their respective annual reports as filed with the Securities and Exchange Commission.